Exhibit 16.1

August 20, 2015

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	ECO INTEGRATED TECHNOLOGIES, INC.

File No. 000-55057

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated August 20, 2015 of ECO INTEGRATED TECHNOLOGIES, INC. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP

Page 1 of 1